Schedule B

The following table lists all transactions completed by the Reporting Persons in the Common Shares since August 25, 2025, which were all completed through open market purchases.

Tether Investments, S.A. de C.V.:

Date	Shares Bought	Price
August 25, 2025	76,859	4.5309
August 26, 2025	127,004	4.7537
August 27, 2025	88,610	4.9596
August 28, 2025	73,854	5.5210
August 29, 2025	89,998	5.3736
September 2, 2025	138,889	5.6628
September 3, 2025	111,011	5.6511
September 4, 2025	106,114	5.4428
September 5, 2025	96,622	5.5893
September 8, 2025	100	5.6000
September 8, 2025	116,460	5.5875
September 9, 2025	86,059	5.5886
September 10, 2025	87,305	5.5637
September 11, 2025	109,580	5.6848
September 12, 2025	178,769	5.7009
September 15, 2025	113,265	5.6677
September 16, 2025	91,852	5.5704
September 17, 2025	79,500	5.5160
September 18, 2025	75,229	5.5061
September 19, 2025	123,673	5.8044
September 22, 2025	66,398	5.9173
September 23, 2025	63,996	6.0275
September 24, 2025	49,922	6.0084
September 25, 2025	63,100	5.9724
September 26, 2025	62,044	6.1382
September 29, 2025	56,337	6.2676
September 30, 2025	56,947	6.3342
October 1, 2025	73,654	6.4844
October 2, 2025	120,610	6.4392
October 3, 2025	130,659	6.6086
October 6, 2025	119,188	6.9520
October 7, 2025	83,016	6.8476
October 8, 2025	70,792	6.9647
October 9, 2025	129,582	6.7281
October 10, 2025	105,054	6.6962
October 13, 2025	105,735	7.2456
October 14, 2025	116,340	7.1344
October 15, 2025	82,912	7.4237
October 16, 2025	42,512	7.5719
October 17, 2025	55,315	6.9186
October 20, 2025	66,051	7.1997
October 21, 2025	355,136	6.9642
October 22, 2025	91,367	6.8620
October 23, 2025	96,684	7.0751
October 24, 2025	69,518	7.0172